UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2023

(Commission File Number)	(Exact Name of Registrant as Specified in Its Charter) (Address of Principal Executive Offices) (Zip Code) (Telephone Number)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1-9516	ICAHN ENTERPRISES L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398766

(Former Name or Former Address, if Changed Since Last Report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Depositary Units of Icahn Enterprises L.P. Representing Limited Partner Interests	IEP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On July 10, 2023, Carl Icahn and certain of his affiliates entered into a three-year term loan agreement (the “Loan Agreement”) with certain bank lenders, which amends and restates previous loan agreements with the lenders and consolidates all borrowings of Mr. Icahn. Neither Icahn Enterprises L.P. ( “IEP”) nor any of its subsidiaries is a party to the Loan Agreement or the previous loan agreements. The Loan Agreement extends the maturity of certain of the previous loans, amends certain covenants, charges interest at a variable rate, and provides for a principal payment of $500 million on or before September 1, 2023, quarterly principal payments of $87.5 million beginning in September 2024, and a final principal payment of $2.5 billion at the end of the term. The Loan Agreement permits prepayments of principal without penalty. The obligations under the Loan Agreement are secured by pledges of an aggregate of 320 million depositary units of IEP owned by Mr. Icahn and $2 billion of interests owned by Mr. Icahn in the private investment funds managed by IEP. IEP and Mr. Icahn and his family members and affiliates are the sole investors in the private investment funds. The terms of the Loan Agreement require that distributions paid upon, or proceeds from sales of, pledged depositary units be used to prepay the loans or be pledged as additional collateral. Pursuant to the terms of the Loan Agreement, a margin call may only be triggered in the event that the loan-to-value ratio set forth in the Loan Agreement is not maintained. Unlike the previous loan agreements, for purposes of the loan-to-value ratio set forth in the Loan Agreement, the value of the pledged depositary units will be calculated based upon IEP’s indicative net asset value rather than the market price of the depositary units. As is customary with collateralized loan agreements, upon the occurrence of certain events of default, the lenders may exercise their rights with respect to the collateral.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

	By:	Icahn Enterprises G.P. Inc., its general partner

		By:	/s/ Ted Papapostolou
Date: July 10, 2023			Ted Papapostolou
Chief Financial Officer and Chief Accounting Officer